UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2009

ENCORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33598	76-0655696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 1000

Houston, Texas 77046

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 787-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2009, Encore Bank, N.A. (the “Bank”), a subsidiary of the registrant, Encore Bancshares, Inc. (the “Company”), announced the appointment of Preston Moore as President and Chief Executive Officer of the Bank. James S. D’Agostino, Jr., who relinquished the president and chief executive titles to Mr. Moore, will remain the Chairman of Encore Bank and the Chairman, President and Chief Executive Officer of the Company.

Prior to joining the Bank, Mr. Moore was an Executive Vice President and Manager of the Investment Division at Amegy Bank of Texas. Mr. Moore received a B.A. degree from Washington and Lee University and a M.B.A in finance from the University of Texas at Austin.

Mr. Moore is an at–will employee and does not have an employment agreement with the Bank. The written and unwritten arrangements under which Mr. Moore is compensated, subject to any limitations necessary to comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended, include:

•	a base salary of $25,833 per month, reviewed each year by the Bank in accordance with its performance review policies;

•	shares of restricted stock of the Company granted as of the first board meeting after the hire date, which will vest 25% per year commencing on the first anniversary of the award;

•	eligibility for an annual discretionary performance incentive award and an annual restricted stock award based on certain performance measurements; and

•	eligibility to participate in the Bank’s benefit programs offered to all employees.

Except for the employment arrangements described above, Mr. Moore does not have an interest requiring disclosure under Item 404(a) of Regulation S–K.

A copy of the Bank’s press release announcing Mr. Moore’s appointment is included as Exhibit 99.1. to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 15, 2009 issued by Encore Bank, N.A. announcing the appointment of Mr. Moore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BANCSHARES, INC.
(Registrant)

Dated: June 17, 2009	By:	/s/ James S. D’Agostino, Jr.
James S. D’Agostino, Jr.
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 15, 2009 issued by Encore Bank, N.A. announcing the appointment of Mr. Moore.